Exhibit 99.1

Virtusa Announces Fourth Quarter and Fiscal Year 2020 Consolidated Financial Results

•	Fourth quarter fiscal 2020 revenue of $329.7 million decreased 1.6% sequentially and increased 0.6% year-over-year.
•	Fourth quarter fiscal 2020 GAAP diluted EPS of $0.66, Non-GAAP diluted EPS of $0.41.
•	Fiscal year 2020 revenue of $1,312.3 million increased 5.2% year-over-year.
•	Fiscal year 2020 GAAP diluted EPS of $1.42, Non-GAAP diluted EPS of $2.14.
•	Cash flow from operations of $79.9 million in fiscal year 2020. Total cash, cash equivalents and investments of $300.6 million as of March 31, 2020.

Southborough, MA – (May 13, 2020) Virtusa Corporation (NASDAQ GS: VRTU), a global provider of digital strategy, digital engineering and IT services and solutions that help clients change and disrupt markets through innovation engineering, today reported consolidated financial results for the fourth quarter and fiscal year ended March 31, 2020.

Fourth Quarter Fiscal 2020 Consolidated Financial Results

Revenue for the fourth quarter of fiscal 2020 was $329.7 million, representing a decrease of 1.6% sequentially and an increase of 0.6% year-over-year. On a constant currency basis, (1) fourth quarter revenue decreased 1.5% sequentially and increased 0.9% year-over-year.

Virtusa reported GAAP income from operations of $17.1 million for the fourth quarter of fiscal 2020, compared to $30.4 million for the third quarter of fiscal 2020 and $23.0 million for the fourth quarter of fiscal 2019.

GAAP net income available to common shareholders for the fourth quarter of fiscal 2020 was $21.2 million, or $0.66 per diluted share, compared to $11.6 million, or $0.38 per diluted share, for the third quarter of fiscal 2020, and $7.3 million, or $0.24 per diluted share, for the fourth quarter of fiscal 2019.

Non-GAAP Results*

Non-GAAP income from operations was $19.7 million for the fourth quarter of fiscal 2020, compared with $40.5 million for the third quarter of fiscal 2020 and $34.0 million for the fourth quarter of fiscal 2019.

Non-GAAP net income was $13.6 million, or $0.41 per diluted share, for the fourth quarter of fiscal 2020, compared to $26.2 million, or $0.78 per diluted share, for the third quarter of fiscal 2020, and $15.6 million, or $0.46 per diluted share, for the fourth quarter of fiscal 2019.

Fiscal Year 2020 Consolidated Financial Results

For the fiscal year ended March 31, 2020, revenue was $1,312.3 million, an increase of 5.2%, compared to $1,247.9 million for the fiscal year ended March 31, 2019. On a constant currency basis, revenue increased 5.6% year-over-year.

Virtusa reported GAAP income from operations of $80.2 million for fiscal year 2020, an increase from $70.3 million for fiscal year 2019.

GAAP net income available to common shareholders was $43.6 million for fiscal year 2020, or $1.42 per diluted share, compared to $11.8 million, or $0.38 per diluted share for fiscal year 2019.

Non-GAAP Results*:

Non-GAAP income from operations was $113.8 million for fiscal year 2020, compared to $123.2 million for fiscal year 2019.

Non-GAAP net income was $71.9 million for fiscal year 2020, or $2.14 per diluted share, compared to $71.3 million, or $2.12 per diluted share, for fiscal year 2019.

*Please refer to the Non-GAAP Financial Information section of this press release for definitions of our Non-GAAP financial measures and reconciliations to the most comparable GAAP financial measures.

Balance Sheet and Cash Flow

The Company ended fiscal year 2020 with $300.6 million of cash, cash equivalents, and short-term and long-term investments, including (2) approximately $84 million drawn down by Virtusa in March 2020 from its credit facility as a proactive measure in light of the uncertain COVID-19 environment. Cash flow from operations was $5.4 million for the fiscal fourth quarter and $79.9 million for fiscal year 2020.

Management Commentary

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “Our priorities since the onset of the COVID-19 pandemic have been to protect the health and safety of our global team members and their families, and proactively work with our clients to help them navigate this uncertain time. I am incredibly proud of all our global team members for quickly adapting to this evolving situation, and going above-and-beyond to ensure Virtusa serves as an agile and trusted partner that can address our clients’ most critical technology needs at any time and under any circumstance. Notwithstanding the current economic turbulence, our leading end-to-end Digital Transformation and Cloud Transformation capabilities position us well, and will enable us to emerge faster when the market begins to recover. We are confident that Virtusa will rise to this challenge and come out on the other side a stronger company.”

Ranjan Kalia, Chief Financial Officer, said, “Our fiscal fourth quarter results reflect the impacts from COVID-19 on our business and our clients. We have responded to the current situation, and ongoing uncertainty, by increasing our focus on cost reductions and improving our financial flexibility, while investing in those areas where we see the greatest opportunity for long-term growth. While our financial performance in fiscal year 2021 will be impacted by the effects of COVID-19, we remain confident in our ability to achieve our long-term objectives of greater than industry revenue growth and EPS growth greater than the top-line as current economic headwinds abate.”

COVID-19 Response

In response to the COVID-19 pandemic, Virtusa quickly initiated a rigorous plan to protect the health and safety of its global team members, while continuing to serve clients in a safe and sustainable manner. As the world faces unprecedented challenges caused by COVID-19, Virtusa is committed to doing everything possible to help our team members and clients manage through these turbulent times. Recent actions include:

•	Enacted a Work-From-Home policy starting March 9, 2020. Today, 98% of Virtusa’s global billable team members are enabled to work from home.
•	Daily sessions between Virtusa’s Crisis Management and Business Continuity teams to ensure employee safety and consistent client delivery.
•	Proactively launched a series of new services and solutions tailored to help clients address the challenges created by COVID-19, including Hyper Distributed Agile Services, Agile Squads, and Release Assurance.
•	Implemented a comprehensive cost reduction and efficiency plan across delivery, shared services and professional services.
•	Proactively increased readily available cash by drawing down $84 million under its credit facility and moving $25 million from its India entity to the U.S. without tax implications.

Financial Outlook

"The depth and duration of the economic impact from COVID-19 on Virtusa and our clients’ businesses are unknown. Given the uncertainties surrounding COVID-19, we have temporarily suspended our financial guidance for fiscal year 2021,” said Ranjan Kalia, Chief Financial Officer.

In accordance with US GAAP, Virtusa applies the if-converted method to its convertible preferred shares when reporting its fiscal year 2020 results. The if-converted method is used to calculate the share impact of convertible securities. Under this method, only when the convertible securities are considered dilutive are they then included in the computation of weighted average shares outstanding in reported results and full year guidance.

•	Fourth quarter GAAP and non-GAAP EPS was calculated by excluding the impact of dividends and accretion on the convertible preferred shares from net income available to common stockholders and including the impact of the convertible preferred shares in the weighted average shares outstanding as these shares were dilutive on a GAAP and non-GAAP basis.

•	Fiscal 2020 GAAP EPS was calculated by including the impact of dividends and accretion on the convertible preferred shares in net income available to common stockholders and excluding the impact of the convertible preferred shares from the weighted average shares as these shares were anti- dilutive on a GAAP basis. Fiscal year non-GAAP EPS was calculated by excluding the impact of dividends and accretion on the convertible preferred shares from net income available to common stockholders and including the impact of the convertible preferred shares in the weighted average shares outstanding as these shares were dilutive on a non-GAAP basis.

Conference Call and Webcast

Virtusa will host a conference call today, May 13, 2020 at 5:00 p.m. Eastern Time to discuss the Company’s fourth quarter and fiscal year 2020 financial results and other corporate developments. To access this call, please dial 844-695-5524 (domestic) or 412-317-5461 (international). A replay of this conference call will be available through May 20, 2020 at 877-344-7529 (domestic) or 412-317-0088 (international). The replay passcode is 10143168. A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.

About Virtusa

Virtusa Corporation (NASDAQ GS: VRTU) is a global provider of digital business strategy, digital engineering, and information technology (IT) services and solutions that help clients change, disrupt, and unlock new value through innovation engineering. Virtusa serves Global 2000 companies in Banking, Financial Services, Insurance, Healthcare, Communications, Media, Entertainment, Travel, Manufacturing, and Technology industries.

Virtusa helps clients grow their business with innovative products and services that create operational efficiency using digital labor, future-proof operational and IT platforms, and rationalization and modernization of IT applications infrastructure. This is achieved through a unique approach blending deep contextual expertise, empowered agile teams, and measurably better engineering to create holistic solutions that drive business forward at unparalleled velocity enabled by a culture of cooperative disruption.

© 2020 Virtusa Corporation. All rights reserved.

Virtusa is a registered trademark of Virtusa Corporation. All other company and brand names may be trademarks or service marks of their respective holders.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by Regulation G by the Securities and Exchange Commission. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with Virtusa’s financial statements prepared in accordance with GAAP.

Virtusa believes the following financial measures will provide additional insights to measure the operational performance of the business.

•	Virtusa presents constant currency revenue growth rates to provide insights into, and a framework for assessing, how Virtusa's revenue performed excluding the effect of foreign currency rate fluctuations (see footnote 1).

•	Virtusa presents a reconciliation of its cash and cash equivalents to total cash, cash equivalents, short term and long term investments which Virtusa believes provides insight into its cash position and overall liquidity (see footnote 2).

•	Virtusa also presents consolidated statements of income (loss) measures that exclude, when applicable, stock-based compensation expense, acquisition related charges, restructuring charges, foreign currency transaction gains and losses, impairment of investments, impairment of long-lived assets, non-recurring third party financing costs, the tax impact of dividends received from foreign subsidiaries, the initial impact of our election to treat certain subsidiaries as disregarded entities for US tax purposes, the impact from the U.S. government enacted comprehensive tax legislation (“Tax Act”) and other non-recurring tax items to provide further insights into the comparison of Virtusa’s operating results among periods.

The following table presents a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the three months and fiscal year ended March 31:

	(in thousands, except share and per share amounts)
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2020	2019	2020	2019
GAAP income from operations	$17,139	$23,040	$80,212	$70,268
Add: Stock-based compensation expense	(2,569)	4,952	15,716	29,056
Add: Acquisition-related charges and restructuring charges(a)	5,174	6,032	17,915	23,904
Non-GAAP income from operations	$19,744	$34,024	$113,843	$123,228

GAAP operating margin	5.2%	7.0%	6.1%	5.6%
Effect of above adjustments to income from operations	0.8%	3.4%	2.6%	4.3%
Non-GAAP operating margin	6.0%	10.4%	8.7%	9.9%

GAAP net income available to Virtusa common stockholders	$21,158	$7,273	$43,552	$11,796
Add: Stock-based compensation expense	(2,569)	4,952	15,716	29,056
Add: Acquisition-related charges and restructuring charges(a)	5,174	6,431	18,182	25,710
Add: Impairment of investment(i)	-	526	184	1,411
Add: Other Impairment charges(j)	-	3,955	-	3,955
Add: Foreign currency transaction losses(b)	10,699	1,336	15,999	13,130
Add: Impact from the Tax Act(h)	-	-	-	(1,628)
Tax adjustments (c)	(21,927)	(9,792)	(26,080)	(16,365)
Noncontrolling interest, net of taxes (d)	-	(144)	(44)	(68)
Non-GAAP net income available to Virtusa common stockholders	$12,535	$14,537	$67,509	$66,997

GAAP diluted earnings per share (f)	$0.66	$0.24	$1.42	$0.38
Effect of stock-based compensation expense (g)	(0.07)	0.14	0.47	0.86
Effect of acquisition-related charges and restructuring charges(a) (g)	0.15	0.19	0.54	0.77
Effect of impairment of investment(i) (g)	-	0.01	-	0.04
Effect of Other Impairment charges(j) (g)		0.12	-	0.12
Effect of foreign currency transaction losses(b) (g)	0.32	0.04	0.48	0.39
Effect of impact from the Tax Act(h) (g)	-	-	-	(0.05)
Effect of tax adjustments (c) (g)	(0.65)	(0.29)	(0.77)	(0.49)
Effect of noncontrolling interest (d) (g)	-	-	-	-
Effect on dividend on Series A Convertible Preferred Stock (f) (g)	-	0.03	0.13	0.13
Effect of change in dilutive shares for non-GAAP (f)	-	(0.02)	(0.13)	(0.03)
Non-GAAP diluted earnings per share (e) (g)	$0.41	$0.46	$2.14	$2.12

(a) Acquisition-related charges include, when applicable, amortization of purchased intangibles, external deal costs, transaction-related professional fees,  acquisition-related retention bonuses, changes in the fair value of contingent consideration liabilities, accreted interest related to deferred acquisition payments, charges for impairment of acquired intangible assets and other acquisition-related costs including integration expenses consisting of outside professional and consulting services and direct and incremental travel costs.  Restructuring charges, when applicable, include termination benefits,  facility exit costs as well as certain professional fees related to restructuring. The following table provides the details of the acquisition-related charges and restructuring charges:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2020	2019	2020	2019
Amortization of intangible assets	$4,518	$2,765	$14,675	$11,394
Acquisition cost and integration costs	$656	$2,858	$3,240	$12,101
Restructuring charges	$-	$409	$-	$409
Acquisition-related charges included in costs of revenue and operating expense	$5,174	$6,032	$17,915	$23,904
Accreted interest related to deferred acquisition payments	$-	$399	$267	$1,806
Total acquisition-related charges and restructuring charges	$5,174	$6,431	$18,182	$25,710

(b) Foreign currency transaction gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes.

(c) Tax adjustments reflect the tax effect of the non-GAAP adjustments using the tax rates at which these adjustments are expected to be realized for the respective periods, excluding the initial impact of our election to treat certain subsidiaries as disregarded entities for U.S. tax purposes. Tax adjustments also assumes application of foreign tax credit benefits in the United States.

(d) Noncontrolling interest represents the minority shareholders interest of Polaris.

(e) Non-GAAP diluted earnings per share is subject to rounding.

(f)  During the three months ended March 31, 2020, all of the 3,000,000 shares of Series A Convertible Preferred Stock were included in the calculations of GAAP diluted earnings per share as their effect was dilutive using the if-converted method. During the three months ended March 31, 2019, all of the 3,000,000 shares of Series A Convertible Preferred Stock were excluded from the calculations of GAAP diluted earnings per share as their effect would have been anti-dilutive using the if-converted method.  During the twelve months ended March 31, 2020 and 2019, all of the 3,000,000 shares of Series A Convertible Preferred Stock were excluded from the calculations of GAAP diluted earnings per share as their effect would have been anti-dilutive using the if-converted method.

               The following table provides the non-GAAP net income available to Virtusa common stockholders and non-GAAP dilutive weighted average shares outstanding using the if-converted method to calculate the non-GAAP diluted earnings per share for the three and twelve months ended March 31, 2020 and 2019:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2020	2019	2020	2019
Non-GAAP net income available to Virtusa common stockholders	$12,535	$14,537	$67,509	$66,997
Add: Dividends and accretion on Series A Convertible Preferred Stock	$1,088	$1,088	$4,350	$4,350
Non-GAAP net income available to Virtusa common stockholders and assumed conversion	$13,623	$15,625	$71,859	$71,347

GAAP dilutive weighted average shares outstanding	33,517,301	30,844,275	30,654,527	30,659,654
Add: Incremental dilutive effect of employee stock options and unvested restricted stock awards and restricted stock units	-	-	-	-
Add: Incremental effect of Series A Convertible Preferred Stock as converted	-	3,000,000	3,000,000	3,000,000
Non-GAAP dilutive weighted average shares outstanding	33,517,301	33,844,275	33,654,527	33,659,654

(g) To the extent the Series A Convertible Preferred Stock is dilutive using the if-converted method, the Series A Convertible Preferred Stock is included in the weighted average shares outstanding to determine non-GAAP diluted earnings per share.

(h) Impact from the U.S. government enacted comprehensive tax legislation (“Tax Act”).

(i)Other-than-temporary impairment of available-for-sale securities recognized in earnings.

(j)  Impairment related to a long-lived asset.

Footnotes

(1) To determine sequential revenue change in constant currency for the Company's fourth quarter of fiscal 2020, revenue from entities reporting in U.K. Pounds (GBP), Euros, and Swedish Krona (SEK) were converted into U.S. dollars at the average exchange rates in effect for the three months ended December 31, 2019, rather than the actual exchange rate in effect for the three months ended March 31, 2020. To determine year-over-year revenue change in constant currency for the Company's fourth quarter of fiscal 2020, revenue from entities reporting in U.K. Pounds (GBP), Euros, and Swedish Krona (SEK) were converted into U.S. dollars at the average exchange rates in effect for the three months ended March 31, 2019, rather than the actual exchange rate in effect for the three months ended March 31, 2020. To determine year-over-year revenue change in constant currency for the Company's full fiscal year 2020, revenue from entities reporting in U.K. Pounds (GBP), Euros, and Swedish Krona (SEK) were converted into U.S. dollars at the average exchange rates in effect for the twelve months ended March 31, 2019, rather than the actual exchange rate in effect for the twelve months ended March 31, 2020. The average exchange rates for the three months ended March 31, 2019, December 31, 2019, and March 31, 2020, and for the twelve months ended March 31, 2019 and March 31, 2020 are included in the table below:

	Average U.S. Dollar Exchange Rate
	For the Three Months Ended			For the Twelve Months Ended
	March 31, 2019	December 31, 2019	March 31, 2020	March 31, 2019	March 31, 2020
GBP	1.31	1.30	1.29	1.31	1.27
Euro	1.13	1.11	1.11	1.16	1.11
SEK	0.11	0.10	0.10	0.11	0.10

(2) The Company considers the total measure of cash, cash equivalents, short-term and long-term investments to be an important indicator of the Company's overall liquidity. All of the Company's investments are classified as available-for-sale debt securities and equity securities, including the Company's long-term investments, which meet the credit rating and diversification requirements of the Company's investment policy as approved by the Company's audit committee and board of directors.

(3) Earnings per share amounts for each quarter may not necessarily total to the yearly earnings per share due to the weighting of shares outstanding on a quarterly and year to date basis.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, management's forecast of financial performance, the impact of the COVID-19 pandemic and related economic conditions on our business and results of operations, the growth of our business and management's plans, objectives, and strategies. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “see,” “seeks,” “estimates,” “will,” “should,” “may,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, and our growth rate, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the impact of the outbreak of COVID-19 on our business and operations; inability of Virtusa to service its debt obligations under its loan facility or to maintain compliance with certain financial covenants under the loan facility; the inability to pay cash dividends on the convertible preferred stock in connection with the Orogen convertible preferred stock financing, thus increasing the dilutive impact of the financing; the inability of Virtusa to redeem the convertible preferred stock at maturity, if there has been no conversion event prior to maturity; Virtusa's ability to sustain profitability or maintain profitable engagements; the potential material assessment by the Indian government of certain statutory defined contribution obligations of employees and employers; the potential material assessment by the IRS in connection with a notice of proposed adjustment related to the employment tax treatment of certain payments made to certain Company employees; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar, the U.K pound sterling, the Swedish krona, and the euro; the international nature of our business; restrictions on immigration or changes in immigration laws; Virtusa’s ability to integrate the operations of, and achieve expected synergies and operating efficiencies in connection with, acquired businesses; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from previous acquisitions; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa's ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa's ability to expand its business or effectively manage growth; increasing competition in the IT services outsourcing industry; Virtusa's ability to attract and retain clients and meet their expectations; demand for digital and cloud transformation services; quarterly fluctuations in Virtusa's earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa's ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa's ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa's operations areas and Virtusa’s ability to comply with changing or complex laws and maintain effective internal controls to ensure ongoing compliance; the loss of any key member of Virtusa's senior management team, political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; and the volatility of the market price of Virtusa's common stock. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa's public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	March 31, 2020	March 31, 2019
Assets:
Cash and cash equivalents	$290,837	$189,676
Short-term investments	9,785	33,138
Accounts receivable, net	148,950	162,396
Unbilled accounts receivable	137,839	113,431
Prepaid expenses	55,574	42,314
Restricted cash	659	351
Asset held for sale	8,334	8,978
Other current assets	29,214	29,967
Total current assets	681,192	580,251

Property and equipment, net	101,250	119,865
Operating lease right-of-use assets	48,684	-
Investments accounted for using equity method	1,336	1,446
Long-term investments	4	322
Deferred income taxes	30,225	28,770
Goodwill	296,493	279,543
Intangible assets, net	130,903	92,440
Other long-term assets	46,980	29,836
Total assets	$1,337,067	$1,132,473

Liabilities, Series A Convertible Preferred Stock, Redeemable noncontrolling interest and Stockholders' equity:
Accounts payable	$38,537	$46,471
Accrued employee compensation and benefits	79,373	74,801
Deferred revenue	8,054	6,421
Accrued expenses and other	95,124	70,050
Current portion of long-term debt	16,043	11,407
Operating lease liabilities	11,543	-
Income taxes payable	3,233	4,844
Total current liabilities	251,907	213,994
Deferred income taxes	16,067	15,824
Operating lease liabilities, noncurrent	41,697	-
Long-term debt, less current portion	480,154	351,320
Long-term liabilities	42,475	29,824
Total liabilities	832,300	610,962

Series A Convertible Preferred Stock	107,326	107,161
Redeemable noncontrolling interest	-	23,576

Virtusa stockholders' equity	397,441	390,774
Noncontrolling interest in subsidiaries	-	-
Total stockholders' equity	397,441	390,774
Total liabilities, Series A convertible preferred stock, redeemable noncontrolling interest and stockholders' equity	$1,337,067	$1,132,473

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended		Fiscal Year Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenue	$329,651	$327,631	$1,312,283	$1,247,863
Costs of revenue	249,397	230,364	959,143	884,652
Gross profit	80,254	97,267	353,140	363,211
Total operating expenses	63,115	74,227	272,928	292,943

Income from operations	17,139	23,040	80,212	70,268

Other income (expense):
Interest income	495	684	2,239	2,672
Interest expense	(4,577)	(4,799)	(19,193)	(18,164)
Foreign currency transaction losses, net	(10,699)	(1,336)	(15,999)	(13,130)
Other, net	265	(4,479)	1,402	(3,482)
Total other expense	(14,516)	(9,930)	(31,551)	(32,104)

Income before income tax expense (benefit)	2,623	13,110	48,661	38,164
Income tax expense (benefit)	(19,623)	4,611	309	20,473
Net income	22,246	8,499	48,352	17,691
Less: net income attributable to noncontrolling interests, net of tax	-	138	450	1,545
Net income available to Virtusa stockholders	22,246	8,361	47,902	$16,146
Less: Series A Convertible Preferred Stock dividends and accretion	1,088	1,088	4,350	4,350
Net income available to Virtusa common stockholders	21,158	7,273	43,552	$11,796

Basic earnings per share available to Virtusa common stockholders	$0.71	$0.24	$1.45	$0.40
Diluted earnings per share available to Virtusa common stockholders	$0.66	$0.24	$1.42	$0.38
Weighted average number of common shares outstanding:
Basic	29,946,530	29,976,583	30,017,937	29,817,526
Diluted	33,517,301	30,844,275	30,654,527	30,659,654

Virtusa Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Year Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income	$48,352	$17,691
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,545	29,001
Share-based compensation expense	15,716	29,056
Provision (recovery) for doubtful accounts	(13)	(864)
Gain on disposal of property and equipment	(366)	(71)
Impairment of long-lived asset classified as held for sale	-	3,955
Impairment of investment	184	1,411
Foreign currency transaction losses, net	15,999	13,130
Amortization of discounts and premiums on investments	(6)	83
Amortization of debt issuance cost	1,188	1,092
Deferred income taxes, net	2,183	(1,770)
Net changes in operating assets and liabilities:
Accounts receivable and unbilled receivable	(12,435)	(22,741)
Prepaid expenses and other current assets	(13,080)	(21,498)
Other long-term assets	(21,126)	(21,812)
Accounts payable	(3,008)	16,452
Accrued employee compensation and benefits	3,834	3,663
Accrued expenses and other current liabilities	16,090	13,059
Operating lease liabilities	289	-
Income taxes payable	(2,513)	4,120
Other long-term liabilities	(3,939)	4,662
Net cash provided by operating activities	79,894	68,619
Cash flows from investing activities:
Proceeds from sale of property and equipment	909	1,033
Purchase of short-term investments	(36,047)	(96,557)
Proceeds from sale or maturity of short-term investments	58,408	109,512
Payments for asset acquisitions	(9,542)	-
Payment of contingent consideration of asset acquisition	(1,051)	-
Business acquisition, net of cash acquired	(29,162)	-
Payment of deferred consideration related to business acquisition	(17,500)	(52,784)
Purchase of property and equipment	(13,034)	(35,912)
Net cash used in investing activities	(47,019)	(74,708)
Cash flows from financing activities:
Proceeds from exercise of common stock options	468	1,019
Proceeds from exercise of subsidiary stock options	93	549
Payment of debt issuance costs	(808)	-
Proceeds from revolving credit facility	145,000	74,500
Payment of debt	(12,032)	(12,500)
Payment of contingent consideration related to acquisition	(2,685)	(100)
Acquisition of other noncontrolling interest	-	(373)
Repurchase of common stock	(18,680)	-
Payments of withholding taxes related to net share settlements of restricted stock	(10,544)	(12,094)
Purchase of redeemable noncontrolling interest related to Polaris	-	(31,979)
Payment of noncontrolling interest	(21,209)	-
Principal payments on capital lease obligation	(36)	(89)
Payment of dividend on Series A Convertible Preferred Stock	(4,184)	(4,184)
Net cash provided by financing activities	75,383	14,749
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6,770)	(13,782)
Net increase (decrease) in cash, cash equivalents and restricted cash	101,488	(5,122)
Cash, cash equivalents and restricted cash, beginning of year	190,113	195,235
Cash, cash equivalents and restricted cash, end of year	$291,601	$190,113

Supplemental Non-GAAP Financial Information as of March 31, 2020 and 2019:

Reconciliation from cash, cash equivalents and restricted cash to total cash and cash equivalents, short-term investments and long-term investments:

Cash, cash equivalents and restricted cash, end of year	$291,601	$190,113
Less : Restricted cash	(764)	(437)
Total Cash and cash equivalents end of year	290,837	189,676

Short-term investments	9,785	33,138
Long-term investments	4	322
Total short-term and long-term investments, end of year	9,789	33,460

Total cash and cash equivalents, short-term and long-term investments	$300,626	223,136

Media Contact:

Conversion Marketing

Ron Favali, 727-512-4490

ron@conversionam.com

Investor Contact:

ICR

William Maina, 646-277-1236

william.maina@icrinc.com